Exhibit (j)





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 35 to the registration statement on Form N-1A ("Registration Statement") of our report dated May 18, 2001, relating to the financial statements and financial highlights which appears in the March 31, 2001 Annual Report to Shareholders of Scudder Massachusetts Tax Free Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Administrative Fee," "Independent Accountants and Reports to Shareholders," and "Experts" in such Registration Statement.




Boston, Massachusetts
June 13, 2001